Exhibit 32

CERTIFICATIONS
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jack L. Howard, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-K of Steel Excel Inc. for the year ended December 31, 2014 (the "Form 10-K"), that the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Steel Excel Inc. for the annual periods covered by the Form 10-K.

By:/s/Jack L. Howard
Date:	March 16, 2015	Jack L. Howard Vice Chairman

I, James F. McCabe, Jr., certify to the best of my knowledge based upon a review of the Form 10-K, that the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Steel Excel Inc. for the periods covered by the Form 10-K.

By:/s/James F. McCabe, Jr.
Date:	March 16, 2015	James F. McCabe, Jr. Chief Financial Officer